STATE  OF  SOUTH  CAROLINA               )           TERMINATION  OF
                                         )           STOCK TRANSFER RESTRICTIONS
COUNTY  OF  GREENVILLE                   )           AND RIGHT OF FIRST REFUSAL


     This Termination of Stock Transfer Restrictions and Right of First Refusal ("Termination Agreement") is made as of this 14th day of June, 2000 by and between BETTIS C. RAINSFORD (hereinafter referred to as "Rainsford") and DELTA WOODSIDE INDUSTRIES, INC., a South Carolina corporation (hereinafter referred to as the "Corporation").

     WHEREAS, Rainsford and the Corporation entered into that certain Stock Transfer Restrictions and Right of First Refusal agreement on February 7, 1991 (the "Agreement") pursuant to which the Corporation acquired a right of first refusal on any shares in the Corporation held by Rainsford at his death and in consideration therefor, the Corporation purchased a $10,000,000.00 life insurance policy or policies on the life of Rainsford, the proceeds from which are payable to beneficiaries specified by Rainsford (collectively, the "Life Insurance Policy"); and

     WHEREAS, Rainsford and the Corporation determine that it is in their respective best interests to terminate the Agreement as provided herein,

     NOW THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Rainsford and the Corporation agree as follows:

     1. The Corporation hereby provides to Rainsford the election to request the transfer to Rainsford of the Life Insurance Policy, in connection with which transfer Rainsford would be responsible for the payment of the future premiums therefor and would pay to the Corporation the portion of the last paid premium on the Life Insurance Policy that is attributable to any period after the Distribution Date (as defined below) (such portion, the "Prepaid Premium").

     2. Such election by Rainsford shall be made, if at all, in writing received by the Corporation no later than five (5) business days prior to the Duck Head distribution date and Delta Apparel distribution date (together the "Distribution Date") as those terms are defined in the Information Statements of Duck Head Apparel Company, Inc. and Delta Apparel, Inc. regarding the distribution of Duck Head Apparel Company, Inc. stock and Delta Apparel, Inc. common stock to the shareholders of the Corporation. An election form is attached hereto as Exhibit"A".
                      ---------

     3. In the event that Rainsford so elects the transfer of the Life Insurance Policy and assumption of the premium payments with respect thereto, the Corporation shall effect such transfer as of the Distribution Date, subject to the receipt by the Corporation of payment by Rainsford of the Prepaid Premium.


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     4.     Whether  or  not Rainsford elects the transfer of the Life Insurance
Policy, the Agreement shall automatically terminate as of the Distribution Date and shall thereafter be of no further force and effect, and, other than as specifically provided herein, from and after the Distribution Date Rainsford and the Corporation mutually release and discharge each other from any and all further obligations and liability arising out of or relating to the Agreement.

     5. Rainsford acknowledges that, if he does not elect the transfer of the Life Insurance Policy, as provided in Section 2 above, and pay the Prepaid Premium, the Corporation shall cancel the Life Insurance Policy as of the Distribution Date. Rainsford agrees that, in the event of such cancellation, the Corporation shall be entitled to any refund of any premium previously paid on the Life Insurance Policy.

     6. Notwithstanding any other provision of this Termination Agreement, the parties agree that, if Rainsford dies prior to the Distribution Date, this Termination Agreement shall immediately cease upon such death to have any effect and the right of the parties shall continue to be governed by the Agreement, which in that circumstance shall continue in full force and effect.

     7. This Termination Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and his or its heirs, personal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Termination Agreement as of the date first above written.



RAINSFORD                         THE  CORPORATION

/s/  Bettis  C.  Rainsford        DELTA  WOODSIDE  INDUSTRIES,  INC.
     ---------------------
Bettis  C.  Rainsford
                                  By:   /s/  Jane  H.  Greer
                                        ----------------------------------------
                                             Jane  H.  Greer,  Vice  President


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                                                                       EXHIBIT A
                         ELECTION TO REQUEST TRANSFER OF
                              LIFE INSURANCE POLICY



     Pursuant to that certain Termination of Stock Transfer Restrictions and Right of First Refusal by and between Bettis C. Rainsford and Delta Woodside Industries, Inc. (the "Corporation") dated June 14, 2000 (the "Termination Agreement"), I, Bettis C. Rainsford, hereby request that the $10,000,000.00 aggregate life insurance policy or policies on my life purchased by the Corporation be transferred to me and, in connection therewith, I agree to be responsible for the payment of the future premiums therefor and further agree to reimburse the Corporation for the portion of the last paid premium on such life insurance policy(ies) that is attributable to any period after the Distribution Date, as that term is defined in the Termination Agreement. I acknowledge that this Election is subject to the terms of the Termination Agreement.

Dated:  June  14,  2000

                                   /s/  Bettis  C.  Rainsford
                                   --------------------------
                                        Bettis  C.  Rainsford


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